Execution Copy AVAYA Share Pledge Agreement (FRA#283740) AVAYA GMBH & CO. KG AVAYA DEUTSCHLAND GMBH as Pledgors and CITIBANK, N.A. as Administrative Agent and Pledgee and the institutions named herein as Original Pledgees ACCOUNT PLEDGE AGREEMENT (Verpfändung von Bankkonten) Skadden, Arps, Slate, Meagher & Flom LLP An der Welle 3 60322 Frankfurt am Main Germany Exhibit 10.14

AVAYA Account Pledge Agreement (FRA#283563) CONTENTS CLAUSE PAGE 1. Definitions and Rules of Construction ............................................................... 3 2. Pledge ............................................................................................................... 5 3. Security Purpose................................................................................................ 7 4. Notification of Account Banks........................................................................... 7 5. Representations and Warranties ......................................................................... 8 6. Undertakings ..................................................................................................... 9 7. Notification Account Balances ........................................................................ 10 8. The Pledgors' Rights........................................................................................ 10 9. Enforcement .................................................................................................... 11 10. Limitations on Enforcement............................................................................. 12 11. Waiver of Defences ......................................................................................... 13 12. Recourse Claims.............................................................................................. 13 13. Costs and Expenses ......................................................................................... 14 14. Indemnity ........................................................................................................ 14 15. Duration and Independence ............................................................................. 14 16. Release of Pledges (Pfandfreigabe) ................................................................. 14 17. Notices and Language...................................................................................... 14 18. Partial Invalidity; Waiver................................................................................. 16 19. Counterparts and Conclusion of this Agreement .............................................. 16 20. Amendments ................................................................................................... 17 21. Assigns and Transferees .................................................................................. 17 22. Applicable Law; Jurisdiction ........................................................................... 17

AVAYA Account Pledge Agreement (FRA#283563) This ACCOUNT PLEDGE AGREEMENT (the "Agreement") is dated as of 4 June 2015 and entered into BETWEEN: (1) AVAYA GMBH & CO. KG, a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) organized under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRA 29419 ("Pledgor 1"); (2) AVAYA DEUTSCHLAND GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) constituted under the laws of the Federal Republic of Germany, with registered office at Theodor-Heuss-Allee 112, 60486 Frankfurt am Main, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt under registration number HRB 100757 ("Pledgor 2"; Pledgor 1 and Pledgor 2 are collectively referred to as the "Pledgors"); and (3) CITIBANK, N.A., in its capacity as administrative agent under the Credit Agreement (as defined below), (the "Administrative Agent"), acting for itself and the other Secured Parties (as defined below) in its and their capacity as lenders and other secured party or parties under or in connection with the Credit Agreement (the other Secured Parties together with the Administrative Agent are collectively referred to as the "Original Pledgees"). The Pledgors, the Administrative Agent and the other Pledgees are hereinafter collectively referred to as the "Parties" and each also as a "Party". WHEREAS: (A) Reference is made to that certain credit agreement, dated as of 4 June 2015, among Avaya Canada Corp., an unlimited liability company organized under the laws of the province of Nova Scotia, Avaya UK, a company incorporated under the laws of England and Wales, Avaya International Sales Limited, a limited liability company incorporated under the laws of Ireland, and the Pledgors as borrowers (collectively, the "Borrowers"), the other loan parties from time to time party thereto, the lenders from time to time party thereto, the Administrative Agent, and each other party thereto (as amended, restated, supplemented, confirmed or otherwise modified from time to time the "Credit Agreement"). (B) Each Pledgor has agreed to grant a pledge over its present and future credit balances standing to the credit on the Accounts (as defined below) as security for the Secured Obligations (as defined below). (C) The security interest created pursuant to this Agreement is to be held and administered by the Administrative Agent for and on behalf of the Secured Parties (as defined below) pursuant to the Credit Agreement.

- 3 - AVAYA Account Pledge Agreement (FRA#283563) NOW THEREFORE, the Parties agree as follows: 1. DEFINITIONS AND RULES OF CONSTRUCTION 1.1 Definitions In this Agreement: "Accounts" means all bank accounts (including ,without limitation, giro accounts and accounts for saving deposits (Spareinlagen), time deposits (Termineinlagen) or call money deposits (Tagesgeldeinlagen)) which a Pledgor holds at present or may at any time hereafter open with any financial institution in the Federal Republic of Germany (including, without limitation, the Existing Accounts) and any sub-account (Unterkonto), renewal, redesignation or replacement thereof, excluding, in the case of each of foregoing, any Excluded Bank Account, and "Account" means any of them. "Banks" means the banks or financial institutions that the Accounts are held with. "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, USA, or Frankfurt am Main, Germany are authorised or required by law to close. "Cash Dominion Event" has the meaning ascribed to such term set out in the Credit Agreement. "Excluded Bank Accounts" means all bank accounts, including sub-accounts to such bank accounts maintained by the relevant Pledgor in the Federal Republic of Germany and which are listed in Schedule 2 (Excluded Bank Accounts) hereto, as amended from time to time. "Event of Default" means any event of default as defined and set out in Section 8.01 of the Credit Agreement. "Existing Accounts" means the bank accounts listed in Schedule 1 (List of Existing Accounts) hereto, including any sub-account (Unterkonto) thereto, and "Existing Account" means any of them. "Future Pledgee" means any entity or Person which may become a pledgee hereunder by way of (i) transfer of the Pledges by operation of law following the transfer or assignment (including by way of novation or assumption (Vertragsübernahme)) of any part of the Secured Obligations from any Original Pledgee or Future Pledgee to such future pledgee and/or (ii) accession to this Agreement pursuant to Clause 2.3 hereof as pledgee. "Parallel Obligations" means the independent obligations of any Loan Party arising pursuant to Section 10.30 of the Credit Agreement or under any other abstract acknowledgement of indebtedness (abstraktes Schuldanerkenntnis) in favour of the Administrative Agent granted in relation to the Loan Documents. "Pledge" and "Pledges" have the meanings given to such terms in Clause 2.1.

- 4 - AVAYA Account Pledge Agreement (FRA#283563) "Pledgees" means Original Pledgees and the Future Pledgees and "Pledgee" means any of them. "Secured Obligations" has the meaning as ascribed to the term "Obligations" in the Credit Agreement, including, the Parallel Obligations. The Secured Obligations shall include any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt). "Secured Parties" means the "Secured Parties" as defined in the Credit Agreement. "Security" means any mortgage, charge, pledge, Lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect granted by any Foreign Loan Party under the Loan Documents with a view to securing the Secured Obligations or any other rights of any Secured Party. "Specified Event of Default" has the meaning ascribed to such term set out in the Credit Agreement. 1.2 Construction (a) In this Agreement the word(s): (i) "include", "includes", "including" and "in particular" shall be construed as illustrative only and not as limiting the generality of any preceding words; (ii) "hereby", "herein", "hereof", "hereunder" and "herewith", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (iii) "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (iv) "promptly" means without undue delay (ohne schuldhaftes Zögern); and (v) "will" shall be construed to have the same meaning and effect as the word "shall". (b) Unless a contrary indication appears, words importing the plural shall include the singular and vice versa. (c) Capitalised terms used but not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

- 5 - AVAYA Account Pledge Agreement (FRA#283563) 1.3 Other references (a) Unless a contrary indication appears, in this Agreement: (i) any definition of, or reference to, any agreement, instrument or other document shall be construed as a reference to such agreement, instrument or other document as amended, novated, restated, supplemented, superseded, extended or otherwise modified from time to time (subject to any restrictions on such amendments, novations, restatements, supplements, supersessions, extensions or modifications set forth in any of the Loan Documents); (ii) any reference to any person shall be construed to include such person's successors, transferees and assigns; and (iii) references to Clauses and Schedules are references to clauses of, and schedules to, this Agreement. (b) The headings in this Agreement are for ease of reference only and shall not affect the interpretation of this Agreement. 1.4 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of an English word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail. Where a legal concept is described in English, the meaning or construction of such legal concept under any law other than the law of the Federal Republic of Germany by any relevant foreign court shall not apply to this Agreement and in any event shall be ascribed the meaning or construction as applied by the law of the Federal Republic of Germany or a German court. 2. PLEDGE 2.1 Each Pledgor hereby pledges as security the present and future credit balance of each of the Accounts including all interest payable thereon, together with all ancillary rights and claims associated with such Accounts to the Pledgees (each a "Pledge" and together the "Pledges") including without limitation: (a) all rights and claims in respect of present and future cash deposits (Guthaben) (including without limitation saving deposits (Spareinlagen), time deposits (Termineinlagen) (including fixed deposits (Festgeldguthaben) and termination monies (Kündigungsgelder)) and call money deposits (Tagesgeldeinlagen) (including deposits for overnight money, tom/next money, spot/next money and money until further notice (Geld b .a. w.))) standing from time to time to the credit of the Accounts, including all claims to interest payable; (b) in respect of each Account maintained as a giro account (Girokonto) at present or in the future, (i) all claims in respect of present and future credit balances (positive Salden), (ii) all claims in respect of present and

- 6 - AVAYA Account Pledge Agreement (FRA#283563) future credit entries (gutgeschriebene Beträge), (iii) all claims to interest payable and (iv) all other present and future monetary rights and claims arising under or in connection with the respective giro agreement (Girovertrag) (including without limitation all claims to the grant of a credit entry (Gutschriftanspruch); and (c) in respect of each Account maintained as a current account (Kontokorrentkonto) at present or in the future, all present and future rights and claims arising under or in connection with the respective current account agreement (Kontokorrentabrede) (including without limitation all claims to determination and acknowledgement of the current account balance (Anspruch auf Saldofeststellung und - anerkennung), all claims to present and future current account balances (Saldoforderungen) including the causal final balance (kausaler Schlusssaldo) and the right to terminate the current account relationship (Kündigung des Kontokorrents)). 2.2 Each of the Original Pledgees hereby accepts the Pledges for itself. 2.3 The Administrative Agent accepts, as representative without power of attorney (Vertreter ohne Vertretungsmacht), the respective Pledges for and on behalf of each Future Pledgee. Each Future Pledgee ratifies such acceptance (Genehmigung der Erklärung des Vertreters ohne Vertretungsmacht) for itself by accepting the transfer or assignment (including, for the avoidance of doubt, by way of novation, succession, assumption of contract (Vertragsübernahme) or otherwise) of any Secured Obligation (or part of them) from any Pledgee or by becoming a party to any Loan Document. Upon such ratification (Genehmigung), such Future Pledgee becomes a party to this Agreement, it being understood that any future or conditional claim (zukünftiger oder bedingter Anspruch) of such Future Pledgee arising under any Loan Document shall be secured by the Pledges constituted hereunder. 2.4 All Parties hereby confirm that the validity of the Pledges granted hereunder shall not be affected by the Administrative Agent acting as representative without power of attorney for each Future Pledgee. 2.5 The validity and effect of each Pledge shall be independent from the validity and effect of any of the other Pledges. Each Pledge to each of the Pledgees shall be a separate and individual pledge, ranking pari passu with each other Pledge. 2.6 Each Pledge is in addition, and without prejudice, to any other security interest that any Pledgee may now have, or hereafter receive, in respect of any Secured Obligation. 2.7 For the avoidance of doubt, the Parties agree that nothing in this Agreement shall exclude a transfer of all or part of the Pledges created hereunder by operation of law upon the transfer or assignment (including by way of novation or assumption of contract (Vertragsübernahme)) of all or part of the Secured Obligations by any Pledgee to any Future Pledgee.

- 7 - AVAYA Account Pledge Agreement (FRA#283563) 3. SECURITY PURPOSE 3.1 The Pledges are constituted in order to secure the prompt and complete satisfaction of any and all Secured Obligations. 3.2 The Pledges shall also cover any future extension of the Secured Obligations and each Pledgor herewith expressly agrees that the provisions of § 1210 para 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch, "BGB") shall not apply to this Agreement. 4. NOTIFICATION OF ACCOUNT BANKS 4.1 Each Pledgor herewith undertakes to notify the relevant Banks and, if necessary, any other relevant third party via fax transmission of this Agreement and the Pledges created hereunder, substantially in the form set out in Schedule 3 Part I hereto, without undue delay (unverzüglich) on the date of this Agreement, or with respect to any future Account, without undue delay (unverzüglich) upon becoming aware of the opening of such Account, but not later than 1 (one) Business Day after being notified by the relevant Bank. As a matter of good order, each Pledgor shall send such notification to the relevant Bank without undue delay (unverzüglich) after its respective notification via fax transmission by registered mail (Einschreiben mit Rückschein bzw. mit Zustellungsnachweis), but no later than within 5 (five) Business Days after the date of this Agreement or, with respect to future Accounts, after the date of becoming aware of the opening of such Account. Each Pledgor (i) shall provide the Administrative Agent promptly with a copy of the fax transmission confirmation (Sendebestätigung), a copy of the signed version of such notification and the copy of the mail receipt (Einlieferungsbeleg) and (ii) shall use reasonable efforts to provide the Administrative Agent without undue delay (unverzüglich) with a copy of the countersigned return receipt (Rückschein) (or any similar evidence as agreed with the Administrative Agent). 4.2 Each Pledgor undertakes to request from each Bank to acknowledge the receipt of the notification and the acceptance of the terms thereof towards the Administrative Agent for and on behalf the Pledgees. Each Pledgor shall procure to obtain an acknowledgement by each Bank (being Citibank, N.A. or any of its subsidiaries or affiliates) as agreed between the Administrative Agent and the Pledgors prior to the date hereof and to use its reasonable efforts to obtain an acknowledgement by each Bank (other than Citibank, N.A. or any of its subsidiaries or affiliates) that it (i) waives or subordinates any of its existing security interest affecting the relevant Account (including, but without limitation, any security interest existing by operation of its general terms and conditions (Allgemeine Geschäftsbedingungen) in relation to the Pledges so that the Pledges will rank ahead of all other pledges of the relevant Bank affecting the Accounts and (ii) waives or subordinates all its further rights, including any right of set-off and retention (Aufrechnungs- und Zurückbehaltungsrechte) in respect of the Accounts and agrees not to make any set-off or deduction from the Accounts or invoke any right of retention in relation to the Accounts. Each Pledgor shall provide the Administrative Agent with any such acknowledgement promptly once obtained.

- 8 - AVAYA Account Pledge Agreement (FRA#283563) 4.3 Without prejudice to the obligations imposed on the Pledgors in Clause 4.1 above, each Pledgor hereby authorises the Administrative Agent and releases it for this purpose from the restrictions imposed by § 181 BGB to notify each Bank on its behalf of this Agreement by delivering a notification substantially in the form set out in Schedule 3 Part I hereto, or in such form as the Administrative Agent reasonably deems appropriate. 5. REPRESENTATIONS AND WARRANTIES Each Pledgor hereby guarantees (garantiert) to each of the Pledgees by way of an independent guarantee (selbstständiges Garantieversprechen) pursuant to § 311 para. 1 BGB that the following statements are accurate and complete: 5.1 at the date hereof each Pledgor is (i) validly existing and (ii) neither unable to pay its debts as and when they fall due (zahlungsunfähig), over-indebted (überschuldet) nor subject to imminent illiquidity (drohende Zahlungsunfähigkeit) (all within the meaning of §§ 17 to 19, inclusive, of the German Insolvency Act (Insolvenzordnung, "InsO")) or any similar situation under any applicable law or subject to any insolvency proceedings (Insolvenzverfahren) or similar proceedings under any applicable law; 5.2 it is (i) the sole legal and beneficial owner of the Existing Accounts, (ii) the only person being entitled to the balances and interest claims credited or to be credited to the Existing Accounts, and (iii) authorised to dispose of and pledge the Existing Accounts without any restriction. The Existing Accounts are free from any encumbrances other than the Pledges, the pledge existing by operation of the relevant Bank's general terms and conditions (Allgemeine Geschäftsbedingungen), if the latter was not waived or subordinated by the relevant Bank, and any other lien that is permitted under the Credit Agreement; 5.3 (i) the list of Existing Accounts set out in Schedule 1 (List of Existing Accounts) hereto, the list of Excluded Bank Accounts set out in Schedule 2 (List of Excluded Bank Accounts) and all other information included in this Agreement or in connection therewith and relating to the Accounts and the Excluded Bank Accounts is correct, complete and up-to-date in all material respects and (ii) it does not hold any further accounts with a financial institution in the Federal Republic of Germany other than the Accounts listed in Schedule 1 (List of Existing Accounts) and the Excluded Accounts listed in Schedule 2 (List of Excluded Bank Accounts) hereto; 5.4 all Existing Accounts and all existing agreements with any Bank in relation to any Existing Account and any Excluded Bank Account are governed by the laws of the Federal Republic of Germany; and 5.5 upon due notification to the Banks and subject to the waiver or subordination of the Banks of any prior security interests, the Pledgees will have as security for any and all Secured Obligations, a validly perfected first ranking security interest in the Accounts or over the proceeds from any enforcement of the Pledges in accordance with Clause 9 (Enforcement) below and the Pledges created hereby are enforceable without enforceable judgment or other instrument (vollstreckbarer Titel); if a Bank does not waive or subordinate its prior security

- 9 - AVAYA Account Pledge Agreement (FRA#283563) interest, the Pledgees will have as security for any and all Secured Obligations a validly perfected second ranking security interest in the relevant Account(s). 6. UNDERTAKINGS During the term of this Agreement, each Pledgor undertakes to each of the Pledgees: 6.1 not to take or participate in: (a) any action which results in the relevant Pledgor's loss of sole legal and beneficial ownership of all or part of the Accounts; or (b) any other transaction which would have the same effect as a sale, transfer, encumbrance or other disposal of the Accounts; except in each case as otherwise permitted under the Credit Agreement or with the prior written consent of the Administrative Agent (acting for and on behalf of the Pledgees); 6.2 not to encumber, permit to subsist, create, or agree to create any other security interest or third party right in or over the Accounts and the Excluded Bank Accounts (including, without limitation, Und- oder Oder-Konten oder sonstige Rechte Dritter) other than any pledge existing by operation of the relevant Bank's general terms and conditions pursuant to which a waiver or subordination could not be obtained in accordance with Clause 4.2 above or as otherwise expressly permitted under the Credit Agreement; 6.3 to make available to the Administrative Agent all documents and perform all reasonably actions requested by the Pledgees, acting through the Administrative Agent, in order to perfect and secure the Pledges and to facilitate their realisation; 6.4 at its own expense, if requested by the Administrative Agent, to defend the security interest of the Administrative Agent created hereunder and the priority thereof, in each case against any and all liens (including Pfändungen but other than liens permitted pursuant to the Credit Agreement), however arising, of all Persons whomsoever; 6.5 to release each Bank from its obligations to maintain confidentiality (Bankgeheimnis) in relation to the relevant Account towards the Administrative Agent and the Pledgees and to instruct each Bank to provide the Administrative Agent and the Pledgees with all information concerning the Accounts and the Excluded Bank Accounts as requested by any of them and to not revoke such release and instructions during the term of this Agreement; 6.6 upon the opening of any future Account or future Excluded Bank Account, to, without undue delay (unverzüglich), notify the Administrative Agent for and on behalf of the Pledgees of such opening, provide the Administrative Agent with an updated list of Accounts and Excluded Bank Accounts and to notify the relevant Bank as set out in Clause 4.1. For the avoidance of doubt, each Pledgor is aware that any new bank account opened with a financial institution in the

- 10 - AVAYA Account Pledge Agreement (FRA#283563) Federal Republic of Germany, other than any Excluded Bank Account, will become an Account and will be subject to the Pledge created hereunder without any further agreement; 6.7 not to open or to maintain any bank account as "Excluded Bank Account" unless otherwise permitted under the Credit Agreement; and 6.8 upon the Administrative Agent's reasonable request, to confirm or to re-execute on substantially the same terms as contained herein the Pledges created hereunder or to be created hereunder and perform all other actions necessary in order to ensure that any Account is validly pledged hereunder and any future pledgee receives the benefit of such Pledges. 7. NOTIFICATION ACCOUNT BALANCES Each Pledgor shall notify the Administrative Agent of the balance of its Accounts and the Excluded Bank Accounts: (a) without undue delay (unverzüglich) at any time upon the reasonable request of the Administrative Agent; (b) without undue delay (unverzüglich) upon the occurrence of any Cash Dominion Event which is continuing, by providing the Administrative Agent with a copy of up-to-date account statements (Kontoauszüge) or in another way as previously agreed between the Pledgors and the Administrative Agent, acting on behalf of the Pledgees. 8. THE PLEDGORS' RIGHTS 8.1 Unless, following the occurrence of (i) with respect to any Account that is a cash pooling account, a Specified Event of Default which is continuing, or (ii) with respect to any other account a Cash Dominion Event which is continuing, the Administrative Agent, acting for and on behalf of the Pledgees, gives notice to the contrary to the relevant Bank (with a copy to the relevant Pledgor) or to the relevant Pledgor (with a copy to the relevant Bank) and subject to Clause 6, each Pledgor shall have the right to exercise all rights and powers in respect of its Accounts in the ordinary course of its business, including its rights in respect of any current account relationship. With respect to any Account that is a cash pooling account, the Administrative Agent, acting for and on behalf of the Pledgees, may revoke this authorisation at any time after the occurrence of Specified Event of Default which is continuing. With respect to any other Account, the Administrative Agent, acting for and on behalf of the Pledgees, may revoke this authorisation at any time after the occurrence of a Cash Dominion Event which is continuing. 8.2 For the avoidance of doubt, (i) after the occurrence of a Specified Event of Default which is continuing with respect to any Account that is a cash pooling account, or, (ii) with respect to other Accounts after the occurrence of a Cash Dominion which is continuing, the Administrative Agent, acting in its own name and on behalf of the other Pledgees, may exercise any and all rights expressly conferred to it / them in relation to such Specified Event of Default or Cash

- 11 - AVAYA Account Pledge Agreement (FRA#283563) Dominion Event, as applicable, under the Credit Agreement or the other Loan Documents and each Pledgor has to comply with the corresponding obligations accordingly. For the avoidance of doubt, the Administrative Agent has, pursuant to and in accordance with the terms of the Credit Agreement, to enable the relevant Pledgor to make certain payments and/or transfers if and to the extent such payments and/or transfers are, notwithstanding the occurrence of a Specified Event of Default or a Cash Dominion Event (as applicable), permitted under the Credit Agreement. 9. ENFORCEMENT 9.1 If (i) an Event of Default has occurred which is continuing and (ii) the requirements set forth in §§ 1273 para. 2, 1204 et seq. BGB with regard to the enforcement of the Pledges are met (Pfandreife), in particular, if any of the Secured Obligations has become due and payable, then in order to enforce the relevant Pledges, the Pledgees (acting through the Administrative Agent) may at any time thereafter avail themselves of all rights and remedies that a pledgee has against a pledgor under the laws of the Federal Republic of Germany. 9.2 At any time after the occurrence of an Event of Default which is continuing, notwithstanding § 1277 BGB, the Pledgees may enforce the Pledges and exercise their rights without obtaining an enforceable judgment or other instrument (vollstreckbarer Titel). 9.3 At any time after the occurrence of an Event of Default which is continuing, the Administrative Agent will notify the relevant Pledgor at least 5 (five) Business Days prior to the enforcement of the Pledges (or any of them) (such notice may, for the avoidance of doubt, constitute part of the Administration Agent's notice which results in an acceleration of the Credit Agreement). No such notification shall be required if it were unsuitable under the circumstances (untunlich), in particular if (i) any Pledgor has generally ceased to make payments (Zahlungseinstellung), (ii) an application for the institution of insolvency proceedings has been filed by or against any Pledgor (Antrag auf Eröffnung eines Insolvenzverfahrens) unless in case of an application filed against it, such application is obviously abusive, or insolvency proceedings have been opened (Eröffnung eines Insolvenzverfahrens), or (iii) compliance with the notice period would have an adverse effect on the enforcement and realisation of the Pledges (or any of them). Each Pledgor hereby expressly agrees that these notice provisions are sufficient and the Pledgees (acting through the Administrative Agent) shall not be obliged to deliver any further notices (including the notices set out under § 1234 BGB) to any Pledgor prior to the realisation of the Pledges (or any of them). 9.4 If the Pledgees (acting through the Administrative Agent) should seek to enforce the Pledges, each Pledgor shall, at its own costs and expenses, render forthwith all assistance necessary or desirable in order to facilitate the prompt realisation of the Pledges (or any of them) and/or the exercise by the Pledgees (acting through the Administrative Agent) of any other right the Pledgees may have under the laws of the Federal Republic of Germany or hereunder.

- 12 - AVAYA Account Pledge Agreement (FRA#283563) 9.5 The Pledgees (acting through the Administrative Agent) may, in their sole discretion, determine which of several security interests (created under this Agreement or elsewhere) shall be used to satisfy the Secured Obligations. Each Pledgor hereby expressly waives its rights pursuant to § 1230 sentence 2 BGB to limit the realisation of the Pledges to such number of pledges as are necessary to satisfy the Secured Obligations. 9.6 In accordance with §§ 1282 para. 1, 1228 para. 2 BGB, the Pledgees, acting through the Administrative Agent, will enforce the Pledges or any of them by collecting the credit balance the Accounts as necessary in order to ensure that the outstanding amounts under the Secured Obligations are satisfied. The proceeds resulting from the enforcement of the Pledges shall be applied towards satisfaction of the Secured Obligations in accordance with the Credit Agreement. 9.7 After the complete, unconditional and full payment and discharge of all of the Secured Obligations any remaining proceeds resulting from the enforcement of the Pledges (or part thereof) shall be transferred to the respective Pledgor at the cost and expense of such Pledgor. 10. LIMITATIONS ON ENFORCEMENT 10.1 Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if and to the extent that any managing director (Geschäftsführer) of a Pledgor (or, in case of Pledgor 1, of its general partner) demonstrates in writing to the Administrative Agent by way of providing a certificate accompanied with background information satisfactory to the Administrative Agent (acting reasonably) that enforcement of the collateral created hereunder in respect of any Cross- and Upstream Liability Obligation were to cause personal liability of such managing director based on mandatory restrictions imposed by German law relating to up-stream and cross-stream guarantees and/or collateral and/or payment, the Administrative Agent shall only be entitled to enforce the collateral created hereunder in respect of the Cross- and Upstream Liability Obligation up to the amount at which no such personal liability (as demonstrated by the managing director) would occur. In the event that the Administrative Agent is so restricted in enforcement of the collateral granted hereunder pursuant to this Clause, the relevant Pledgor shall take all reasonable measures to mitigate the effect of such limitation and inform the Administrative Agent of any such measures accordingly. The relevant Pledgor shall at any time, upon the Administrative Agent's reasonable request, provide the Administrative Agent with further and updated evidence showing whether and to which extent its financial condition has improved. The Administrative Agent shall at all times remain entitled (acting reasonably) to further enforce the collateral created hereunder in respect of the Cross- and Upstream Liability Obligation as and when the financial condition of the relevant Pledgor improves. 10.2 Any evidence relating to financial information delivered by the relevant Pledgor in connection with Clause 10.1 above shall be prepared in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, "HGB") consistently applied by the relevant Pledgor (or in case of Pledgor 1, by its general partner) in preparing its unconsolidated balance sheets

- 13 - AVAYA Account Pledge Agreement (FRA#283563) (Jahresabschluss) according to § 42 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG), §§ 242, 264 HGB in the previous years, save that (i) loans provided to the relevant Pledgor by its parent or any of its parent's subsidiaries shall be disregarded, if and to the extent that such loans are subordinated or are considered subordinated by law or by contract at least to the rank pursuant to § 39 (1) No. 5 InsO and (ii) loans or other contractual liabilities incurred by the relevant Pledgor in breach of this Agreement or any other Loan Document shall not be taken into account as liabilities. 10.3 “Cross- and Upstream Liability Obligations” means any guarantee and indemnity or joint and several liability which secures any obligations owed by any other Loan Party who is an affiliated company (verbundenes Unternehmen) within the meaning of § 15 German Stock Corporation Act (Aktiengesetz) (in each case other than a direct or indirect subsidiary of the relevant Pledgor). For the avoidance of doubt, any guarantee and indemnity or joint and several liability which secures any obligations owed in respect of (x) loans to the extent they are on-lent to the relevant Pledgor or any of its direct or indirect subsidiaries and such amount is not repaid or (y) bank guarantees, letters of credit or any other financial or monetary instrument issued for the benefit of any of the creditors of the relevant Pledgor or any of its direct or indirect subsidiaries shall not constitute Cross- and Upstream Liability Obligations. 11. WAIVER OF DEFENCES 11.1 Each Pledgor hereby expressly waives all defences of revocation (Einrede der Anfechtbarkeit) and set-off (Einrede der Aufrechenbarkeit) pursuant to §§ 770, 1211 BGB 11.2 Each Pledgor hereby expressly waives its defences based on defences any Loan Party might have against any of the Secured Obligations (Einreden des Hauptschuldners) pursuant to § 1211 para. 1 sentence 1 alternative 1 BGB. 12. RECOURSE CLAIMS 12.1 If the Pledges are enforced or if any Pledgor has discharged any of the Secured Obligations (or any part of them), § 1225 BGB (Forderungsübergang auf den Verpfänder) shall not apply and no rights and claims of the Pledgees shall pass to any Pledgor by subrogation or otherwise. 12.2 No Pledgor shall at any time before, on or after an enforcement of the Pledges, and/or as a result of any Pledgor entering into this Agreement, have any recourse claims (Rückgriffsansprüche) (including those on the basis of unjust enrichment (ungerechtfertigte Bereicherung)) or be entitled to demand indemnification or compensation from any Loan Party or any of the relevant Loan Party's affiliates or to assign any of these claims. Each Pledgor hereby irrevocably waives (Verzicht auf Rückgriffsansprüche) and, to the extent any rights or claims are not covered by such waiver, agrees not to exercise (pactum de non petendo) any rights or claims that may pass to, or are otherwise established or created for the benefit of, the relevant Pledgor by subrogation or otherwise, including any recourse claim against any Loan Party as a result of:

- 14 - AVAYA Account Pledge Agreement (FRA#283563) (a) the repayment by the relevant Pledgor of any debt or the satisfaction of any other obligation of that Loan Party under any of the Loan Documents; or (b) the enforcement of any Pledge (or any part thereof). 13. COSTS AND EXPENSES Sections 10.04 of the Credit Agreement shall apply accordingly as explicitly set out in this Agreement. 14. INDEMNITY Section 10.05 of the Credit Agreement shall apply accordingly as explicitly set out in this Agreement. 15. DURATION AND INDEPENDENCE 15.1 This Agreement shall remain in full force and effect until complete satisfaction of the Secured Obligations. The Pledges shall not cease to exist if the Secured Obligations have only temporarily been discharged. 15.2 This Agreement shall create a continuing security interest and no amendment, restatement, supplement, supersession, extension or other modification whatsoever in the Credit Agreement or in any document or agreement related to any of the Credit Agreement shall affect the validity, enforceability or the scope of this Agreement nor the obligations that are imposed on the Pledgors pursuant to it. 15.3 This Agreement is independent from any other security interest that may have been or will be given to the Pledgees. Such other security interest shall not prejudice, shall not be prejudiced by, and shall not be merged in any way with this Agreement. 15.4 Waiving § 418 BGB, each Pledgor hereby agrees that the security interest created hereunder shall not be affected by any transfer or assumption of the Secured Obligations to, or by, any third party. 16. RELEASE OF PLEDGES (PFANDFREIGABE) The Parties are aware that upon complete satisfaction of the Secured Obligations the Pledges will cease to exist by operation of German mandatory law due to their accessory nature (Akzessorietät). Upon written request of the Pledgors, the Administrative Agent (acting on behalf of the Pledgees) will declare the release of the Pledges (Erlöschen der Pfandrechte) and all other obligations under this Agreement to the Pledgors as a matter of record without undue delay after the Secured Obligations have been completely discharged. 17. NOTICES AND LANGUAGE 17.1 All notices, consents, and other communications hereunder shall be made in writing and shall be hand-delivered or sent by facsimile or courier to the

- 15 -

following addresses, or to such other recipients or addresses as notified by the respective Party to the other Parties in writing no later than 5 (five) Business Days before any subsequent notices or communications will be sent to such Person:

to Pledgor 1:	**AVAYA GMBH & CO. KG**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
to Pledgor 2:	**AVAYA DEUTSCHLAND GMBH**	
	Address:	Theodor-Heuss-Allee 112 60486 Frankfurt am Main Germany
	Telefax:	(0049) (69) 7505 56384
	Attention:	Wolfgang Zorn Area Controller DACH
in each case with copy to:	**Adele Freedman**	
	Address:	c/o Avaya Inc. 4655 Great American Parkway Santa Clara, CA 95054 U.S.A.
	Michael Lee	
	Address:	ROPES & GRAY LLP Prudential Tower, 800 Boylston Street Boston, MA 02199-3600 U.S.A.
to the Pledgees to the Administrative Agent:	**CITIBANK, N.A.**	
	Address:	390 Greenwich Street, 1st Floor New York, NY 10013
	Attention:	Brendan Mackay
	Telephone:	(001) (212) 723-3752
	Telefax:	(001) (646) 291-3363

17.2 Proof of posting or dispatch of any notice or communication to any Pledgor shall be deemed (widerlegbare Vermutung) to be proof of receipt in the case of a letter, on the second Business Day in the country of receipt after posting and in the case of a fax transmission or cable on the Business Day in the country of receipt immediately following the date of its dispatch.

17.3 Any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a

AVAYA Account Pledge Agreement (FRA#283563)

- 16 - AVAYA Account Pledge Agreement (FRA#283563) translation into the English language. In the event of any conflict between the English language text and the text in the other language, the English language text shall prevail (including in case of translations into the English language). 18. PARTIAL INVALIDITY; WAIVER 18.1 Invalidity Without prejudice to any other provision hereof, if at any time any provision hereof is or becomes void (nichtig), invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any Party, this shall not, to the fullest extent permitted by mandatory, applicable law, render void, invalid, illegal or unenforceable such provision or provisions in any other jurisdiction or with respect to any other Party and shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof. Such void, invalid, illegal or unenforceable provision shall be deemed replaced by such valid, legal and enforceable provision that comes as close as reasonably possible to the commercial intentions of the Parties. Should a gap (Regelungslücke) become evident in this Agreement, such gap shall, without affecting or impairing the validity, legality and enforceability of the remaining provisions hereof, be deemed to be filled with such provision as comes as close as reasonably possible to what the Parties would have intended in accordance with the purpose of this Agreement had they considered the point at the time of conclusion of this Agreement. § 139 BGB shall not at all apply. 18.2 Waiver No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any of the (other) Pledgees, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law. 19. COUNTERPARTS AND CONCLUSION OF THIS AGREEMENT 19.1 This Agreement may be executed in any number of counterparts each of which when so executed shall constitute one and the same Agreement. 19.2 This Agreement may be concluded by an exchange of signed signature page(s), transmitted by way of fax, computer fax or attached as an electronic photocopy to an email. 19.3 If the Agreement is to be concluded pursuant to Clause 19.2 (Counterparts and Conclusion of this Agreement) above, each Party shall transmit its signed signature page(s) to Skadden, Arps, Slate, Meagher & Flom LLP, attention Dr. Jörg Hanke and Dr. Johannes Kremer by electronic mail to joerg.hanke@skadden.com and johannes.kremer@skadden.com (each a "Recipient"). The Recipient acting as an authorised receiving agent (Empfangsbote) will forward all received signature pages to all Parties by one of

- 17 - AVAYA Account Pledge Agreement (FRA#283563) the means of communication referred to in Clause 19.2 (Counterparts and Conclusion of this Agreement) above. The Agreement shall be concluded as soon as all Parties to this Agreement as of the date hereof have received signature pages of all other Parties (actually or in a form acknowledged by German case law - Zugang). Promptly after receipt of all signature pages by the Parties, each party to this Agreement shall confirm such receipt. 19.4 For the purposes of Clause 19.3 (Counterparts and Conclusion of this Agreement) above, each Party authorises each Recipient by (counter)signing this Agreement to receive on its behalf the signature page(s) from all other Parties as an authorised receiving agent (Empfangsbote). For the avoidance of doubt, no Recipient shall have further duties connected with its position as Recipient (in particular, but not limited to, no Recipient shall be under an obligation to examine the genuineness of the signatures or the authorisation of the signatories). 19.5 For purposes of proof and confirmation only, the Administrative Agent may request that one or several copies of this Agreement shall be originally signed by the Parties. 20. AMENDMENTS Changes to and amendments of this Agreement, including this Clause 20, must be made in writing by the Parties hereto. 21. ASSIGNS AND TRANSFEREES This Agreement shall be binding upon the Parties and their respective successors in law. The Administrative Agent and the (other) Pledgees shall be entitled to assign or otherwise transfer any and all of their rights and duties under this Agreement to any third party in accordance with the Credit Agreement and, solely to in the case of the (other) Pledgees, to the extent such third party becomes a Lender under the Credit Agreement. None of the Pledgors shall be entitled to any such assignment or transfer other than pursuant to a transaction permitted by the Credit Agreement. The Parties hereby agree that any such Person, who is an assignee and/or transferee of a Secured Party pursuant to the Loan Documents shall become a Pledgee for the purposes of this Agreement. 22. APPLICABLE LAW; JURISDICTION 22.1 Governing Law This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany. 22.2 Jurisdiction The district court (Landgericht) in Frankfurt am Main shall, to the extent legally permissible, have exclusive jurisdiction for any and all disputes arising under or in connection with this Agreement; provided, however, that the Administrative Agent and the (other) Pledgees shall also be entitled to take action against any of the Pledgors in any other court of competent jurisdiction and that the taking of

- 18 - AVAYA Account Pledge Agreement (FRA#283563) proceedings against any Pledgor in any one or more jurisdictions shall not preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law. ***

AVAYA Account Pledge Agreement (FRA#283563) SCHEDULE 3 Form of Notice of Pledge Part I [Letterhead of Pledgor] From: [Pledgor] To: [Account Bank] Date: [●] Notice of Pledge Re: Account No. [●] Dear Sirs, We hereby give you notice that pursuant to Clause 2.1 of an account pledge agreement dated [•] (the "Account Pledge Agreement"), a copy of which is attached hereto, we have pledged in favour of Citibank N.A. (the "Administrative Agent" and "Pledgee") all of our rights and claims in respect of the above account including any sub-account and all other accounts maintained with you from time to time (the "Accounts"). The pledges comprise in particular all claims to present and future cash deposits and credit balances and all claims to interest payable in relation thereto. Until you receive and Enforcement Notice (as defined below) from the Administrative Agent, we may continue to operate the Accounts and in particular may dispose over the amounts standing to the credit thereof. Upon receipt of such aforesaid notice, you as account bank shall not allow any dispositions by us of the Accounts and of the amounts standing to the credit thereof. We herewith irrevocably waive all rights of confidentiality (Bankgeheimnis) in relation to all accounts held with you for the benefit of the Pledgee. We hereby irrevocably instruct and authorise you to perform each of the following acts (in the case of those acts described in paragraphs (c), (d) and (f) as soon as reasonably practicable following your receipt of a written notice from the Administrative Agent entitled "Enforcement Notice" which is addressed to CITIBANK N.A., London Branch, Attention: Charged Account Team/Specialised Agency Group, Fax No.+44 207 508 3883 and marked ‘EXTREMELY URGENT’): (a) disclose to the Administrative Agent any information relating to any Account reasonably requested from you by the Administrative Agent;

- 23 - AVAYA Account Pledge Agreement (FRA#283563) (b) comply with any instruction relating to any Account received by you from the Administrative Agent; (c) hold all sums standing to the credit of any Account to the order of the Administrative Agent; (d) pay or release any sum standing to the credit of any Account in accordance with the written instructions of the Administrative Agent; (e) unless otherwise instructed by the Administrative Agent, pay all sums received by you for our account to the credit of an Account; and (f) not to permit any withdrawal by us of any moneys standing to the credit of the Account, without the prior written consent of the Administrative Agent. The Administrative Agent hereby confirms that until you receive enforcement notice you may operate each Account in the ordinary course in accordance with the existing mandate relating to that Account. In accordance with the terms and conditions applicable to the Account(s), we acknowledge that you may charge, in connection with this notice, a monthly fee per Account as notified to us. You are entitled to rely on any notice or instruction from the Administrative Agent that you reasonably believe to be genuine and correct. You shall not be liable to us or the Administrative Agent for any action taken under this notice, or with respect to the Account(s), if such action is undertaken in good faith in accordance with this notice or pursuant to an instruction, request or communication you reasonably believe to be from the Administrative Agent. To the maximum extent permitted by law, you shall not be liable to us or the Administrative Agent for indirect, incidental, consequential or special damages or any increased costs or expenses or any loss of profit, business, contracts, revenues or anticipated savings. You are not obliged to comply with any instructions received from the Administrative Agent or us or to undertake the transactions set out in this notice or an enforcement notice where (a) due to circumstances not within your reasonable control you are unable to comply with such instructions, or (b) to comply with such instructions would in your reasonable opinion be contrary to any court order or applicable law. In the event that you are unable to comply with any instructions due to the circumstances set out in this paragraph, you shall not be responsible for any loss whatsoever caused to the Administrative Agent or us. We agree to indemnify you in full against all liabilities, damages, claims, losses, costs, expenses or demands suffered by you or made against you in connection with this notice, save to the extent that such liability, damage, claim, loss, cost, expense or demand is suffered by you or made against you as a result of your wilful misconduct or fraud. It is acknowledged by us and the Administrative Agent that you are not bound by, and have no knowledge of, the terms and conditions of the Security Agreement or

- 24 - AVAYA Account Pledge Agreement (FRA#283563) any related document (other than this notice and any instruction given to you by the Administrative Agent pursuant to this notice) and no implied duties or obligations of you shall be read into this notice, your acknowledgement or any Enforcement Notice. This notice of pledge shall be construed in accordance with German law. The instructions in this letter shall remain in full force and effect until (i) the Administrative Agent gives you three (3) business days’ notice in writing revoking or amending them, or (ii) you give us and Administrative Agent twenty (20) days’ written notice terminating this notice and your acknowledgement of this notice. We acknowledge that you may comply with the instructions in this letter without any further permission from us or Administrative Agent and without any enquiry by you as to the justification for or validity of any request, notice or instruction. Please send to the Administrative Agent at 390 Greenwich Street, 1st Floor New York, NY 10013; fax: (001) (646) 291-3363 for the attention of Brendan Mackay with a copy to ourselves the attached acknowledgement confirming your agreement to the above and giving the further undertakings set out in the acknowledgement. Yours faithfully, [Pledgor] [................................................. (Geschäftsführer/Managing Director)) ................................................. (Authorised signatory) For Citibank N.A. as Administrative Agent

- 25 - AVAYA Account Pledge Agreement (FRA#283563) Part II [Letterhead of Pledgor] From: [Account Bank] To: [Agent] und/and [Pledgor] Date: [●] Acknowledgement of Notice of Pledge Re: Account No. [●] Dear Sirs, We hereby acknowledge receipt of the notice of pledge dated [date] and of a copy of the account pledge agreement dated [•] and confirm our agreement with the terms set out therein. We confirm that: (a) we accept the instructions contained in the Notice and agree to comply with the Notice; (b) to the best of our knowledge, we have not received notice of any pledge in respect of or any other the interest of any third party in any Account; (c) have neither claimed nor exercised, nor will without your prior consent claim or exercise, any security interest, set-off, counter-claim or other right in respect of any Account; (d) upon receipt of an Enforcement Notice (as defined in the Notice), we will not permit any amount to be withdrawn from any Account without your prior written consent; and (e) unless otherwise instructed by you, will pay all sums received by us for the account of the Pledgor to an Account. Nothing contained in any of our arrangements with you shall commit us to providing any facilities or making advances available to the Pledgor. This letter shall be construed in accordance with German law.

- 26 - AVAYA Account Pledge Agreement (FRA#283563) Yours faithfully, ………………………………. (Authorised signatory) [Account Bank]